Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Susan Hardman
Intersil Investor Relations
Tel: (408) 546-3332
E-Mail: shardman@intersil.com

Intersil Corporation Increases Fourth Quarter 2005 Revenue and Earnings Expectations

Milpitas, CA, November 11, 2005 – Intersil Corporation (NASDAQ: ISIL), a world leader in the design and manufacture of high performance analog solutions, today increased expectations for the fourth quarter of 2005 for revenue and non-GAAP earnings per share.

“Seasonal sales and order rates for the fourth quarter have been particularly robust. We now expect sequential revenue growth of 7% to 9% from the third quarter,” said Rich Beyer, Intersil’s CEO and president. “We also expect non-GAAP earnings per share of $0.24 to $0.25.”

The Company invites all interested parties to listen and view a live webcast of its 2005 Financial Analyst Meeting beginning at 8:00 a.m. Pacific/11:00 a.m. Eastern on Friday, November 11, 2005. Investors and interested parties may access the webcast via Intersil’s Investor Relations homepage at http://www.intersil.com/investor. A replay of the webcast will be available for two weeks, through November 25, 2005.

About Intersil

Intersil Corporation, a NASDAQ 100 Index company, is a leader in the design and manufacture of high performance analog semiconductors. The Company’s products address three of the industry’s fastest growing markets: flat panel displays, handhelds and power management. Intersil products include power management devices for battery management, hot-swap and hot-plug controllers, linear regulators, supervisory ICs, switching DC/DC regulators and power MOSFET drivers; optical storage laser diode drivers; DSL line drivers; video and high performance operational amplifiers; data converters; interface ICs; analog switches and multiplexers; crosspoint switches; voice-over-IP devices; and ICs for military, space and rad-hard applications. For more information about Intersil or to find out how to become a member of our winning team, visit the company’s web site and career page at www.intersil.com.

Intersil Corporation Increases Fourth Quarter 2005 Sales and Earnings Expectations, page 2

NON-GAAP REPORTING

Intersil typically reports net income or loss, as well as earnings per share and gross margin, on both a GAAP and a non-GAAP basis. The Company’s increased earnings per share expectations disclosed above are not currently accessible on a GAAP basis. However, it is expected that earnings per share on a GAAP basis will be lower than non-GAAP earnings per share after taking into account certain tax expenses that may be incurred during the quarter. Intersil believes non-GAAP earnings information provides meaningful insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. Intersil also uses this information internally to evaluate and manage the Company’s operations and to determine incentive compensation.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil Corporation’s (“Intersil”) management’s current expectations, estimates, beliefs, assumptions, and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Intersil filings with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s web site at www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements